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                                                                    EXHIBIT 23.2

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1999, in the Registration Statement (Form S-4) and related prospectus of Cybernet Internet Services International, Inc. for the registration of $150,000,000 of its 14.0% Senior Notes due 2009.

                                Ernst & Young,
                           Wirtschaftsprufungs-Und,
                         Steuerberatungsellschaft MBH


          /s/ Wolfgang Wildner               /s/ Gerd Haberfehlner
          -----------------------            -------------------------
          (Wolfgang Wildner)                 (Gerd Haberfehlner)

Vienna, Austria
October 7, 1999